UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2005

STANLEY FURNITURE COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

                0-14938                         54-1272589
        (Commission File Number)            (IRS Employer Identification No.)

     1641 Fairystone Park Highway
               Stanleytown, Virginia                              24168
     (Address of principal executive offices)                       (Zip Code)

(276) 627-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2005, the Compensation Committee (the “Committee”) of Stanley Furniture Company, Inc. (the “Company”) adopted the Company’s 2006 annual incentive compensation program (the “Incentive Plan”) which is for corporate officers and key employees who can directly influence the Company’s financial results. Under the 2006 Incentive Plan the Company’s executive officers will receive a cash bonus if the Company’s earnings before interest and taxes (“EBIT”) achieve or exceed a specified threshold amount for fiscal 2006. No bonus will be paid if the EBIT threshold is not met and the bonus will be larger for Company performance above the EBIT threshold (which is 20% of the EBIT target) up to a maximum award (which would be achieved at 100% of EBIT target) on a per employee basis.

The Committee approved the following target bonuses for each of the following executive officers:

Target Bonus that may be Paid
Pursuant to Awards under 2006
Incentive Plan

Jeffrey R. Scheffer	120% of Base Salary
Douglas I. Payne	90% of Base Salary
Philip D. Haney	80% of Base Salary
R. Glenn Prillaman	80% of Base Salary
Robert A. Sitler, Jr.	50% of Base Salary

On December 14, 2005, the Committee approved, and the Company entered into, a non-competition agreement with Albert L. Prillaman under which Mr. Prillaman agrees not to compete with the Company for a period of three years in exchange for a payment to Mr. Prillaman of $250,000. In addition, Mr. Prillaman also agrees under this agreement to a covenant not to solicit employees which, in effect, extends an existing non-solicitation covenant until December 31, 2008. Mr. Prillaman’s former employment agreement with the Company, which was terminated in April 2005, provided that Mr. Prillaman would not compete with the Company for two years after termination of employment if the Company elected to pay Mr. Prillaman severance during each of the two years following termination in an amount equal to his base salary at the time employment terminated. The Company elected not to exercise this provision. Mr. Prillaman’s base salary under the terminated employment agreement was $400,000 a year and, with Mr. Prillaman’s consent, he received $300,000 as base salary during 2004 and was receiving an annual salary of the same amount during his employment through April 2005.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

10.1 Non-Competition Agreement, dated as of December 14, 2005, between the Company and Albert L. Prillaman.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: December 19, 2005	By:	/s/ Jeffrey R. Scheffer
Jeffrey R. Scheffer
Chairman, President, & Chief Executive Officer